Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-130074

Prospectus Supplement to the Prospectus dated December 5, 2006 and the Prospectus Supplement dated December 5, 2006 — No. 606

The Goldman Sachs Group, Inc. Medium-Term Notes, Series B Reverse Exchangeable Notes

GENERAL TERMS

Goldman Sachs may offer and sell reverse exchangeable notes from time to time. The prospectus dated December 5, 2006, the prospectus supplement dated December 5, 2006 and this prospectus supplement describe terms that will apply generally to the reverse exchangeable notes, including any notes you purchase. A separate pricing supplement will describe terms that apply specifically to your notes, including any changes to the terms specified below.

The reverse exchangeable notes will pay periodic interest at a rate specified in the applicable pricing supplement. The notes are non-principal-protected notes linked to the price performance of an index stock as measured on the determination date (scheduled to be a specified number of trading days prior to the stated maturity date, subject to extension in case of market disruption events or non-business days). The amount payable upon maturity of the notes will either be paid in cash or, at our option, shares of the index stock. If the final index stock price is equal to or greater than the threshold price (which will be a specified percentage of the initial index stock price), for each of your notes you will receive the face amount per note at maturity, unless we elect to deliver shares of the index stock. If the final index stock price is less than the threshold price, for each of your notes you will receive the product of the final index stock price times the exchange rate at maturity, the result of which will be less than the face amount per note and could be zero.

If the final index stock price is less than the threshold price on the determination date, you will lose some or all of your investment in the notes.

Issuer: The Goldman Sachs Group, Inc.

Interest rate (coupon): as specified in the relevant pricing supplement

Payment amount: on the stated maturity date, the issuer will exchange each outstanding face amount of your notes for the cash settlement amount or, at the option of the issuer, for a number of shares of the index stock of equivalent value based on the closing price of the index stock on the determination date

Cash settlement amount: for each of your notes, an amount in cash calculated as follows:

•	if the final index stock price is equal to or greater than the threshold price, the face amount; or

•	if the final index stock price is less than the threshold price, the product of the final index stock price times the exchange rate

Index stock: as specified in the relevant pricing supplement

Initial index stock price: as specified in the relevant pricing supplement

Final index stock price: the closing price of one share of the index stock on the determination date, subject to anti-dilution adjustment

Threshold price: as specified in the relevant pricing supplement, which will equal the product of the initial index stock price times the threshold percentage

Threshold percentage: as specified in the relevant pricing supplement

Exchange rate: unless otherwise specified in the relevant pricing supplement, the exchange rate will be equal to the quotient of the initial index stock price divided by the threshold price

Face amount: each note will have a face amount equal to the initial index stock price

Determination date: a number of trading days prior to the stated maturity date, as specified in the relevant pricing supplement, subject to extension due to market disruption or non-business days

Stated maturity date: as specified in the relevant pricing supplement

Interest payment dates: as specified in the relevant pricing supplement

Regular record dates: unless otherwise specified in the relevant pricing supplement, five business days before each interest payment date

Calculation agent: Goldman, Sachs & Co.

Your investment in the notes involves certain risks. See “Additional Risk Factors Specific to Your Notes” beginning on page S-2 to read about investment risks relating to the reverse exchangeable notes. The principal of the reverse exchangeable notes is not protected and you could lose your entire investment.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Goldman Sachs may use this prospectus supplement in the initial sale of a reverse exchangeable note. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this prospectus supplement in a market-making transaction in a reverse exchangeable note after its initial sale. Unless Goldman Sachs or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

Goldman, Sachs & Co.

Prospectus Supplement dated December 19, 2006.

In this prospectus supplement, when we refer to a “note”, including your notes, we mean a reverse exchangeable note unless the context requires otherwise. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated December 5, 2006, as supplemented by the accompanying prospectus supplement, dated December 5, 2006, of The Goldman Sachs Group, Inc. References to the “relevant pricing supplement” mean the pricing supplement that describes the specific terms of your notes.

The Notes Are Part of a Series

The reverse exchangeable notes, including your notes, are part of a series of debt securities, entitled “Medium-Term Notes, Series B”, that we may issue under our indenture from time to time. The reverse exchangeable notes, including your notes, are “indexed debt securities”, as defined in the accompanying prospectus. This prospectus supplement summarizes financial and other terms that apply generally to the reverse exchangeable notes, including your notes. We describe terms that apply generally to all Series B medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement and prospectus. The terms described here supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Specific Terms Will Be
Described in Pricing Supplements

The specific terms of your notes will be described in the relevant pricing supplement accompanying this prospectus supplement. The terms described there supplement those described here and in the accompanying prospectus. If the terms described in the relevant pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the relevant pricing supplement are controlling.

ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

An investment in your notes is subject to the risks described below, as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the stock to which your notes are indexed. You should carefully consider whether the reverse exchangeable notes are suited to your particular circumstances.

The Principal of Your Notes
Will Not Be Protected

The principal of your notes will not be protected. If the final index stock price is not equal to or greater than the threshold price on the determination date, you will lose some or all of your investments in the notes. Our payment to you for each of your notes on the stated maturity date will be an amount in cash equal to the cash settlement amount, or a number of shares of the index stock of equivalent value, based on the final index stock price. You may lose your entire investment in your notes depending on the closing price of the index stock on the determination date.

In addition, because the cash settlement amount will be determined on the determination date, in the event we deliver stock rather than cash, the share price of the stock we will deliver may be subject to price movement in the period between the determination date and the stated maturity date. The longer the period of time between those two dates, the more the stock we deliver to you on the stated maturity date may be subject to price fluctuation.

Also, the market value of your notes prior to the stated maturity date may be lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

If the Final Index Stock Price is
Less Than the Threshold Price on the
Determination Date, You Will Lose Some or
All of Your Investment in the Notes

The amount that you receive for each of your notes on the stated maturity date will depend, in part, upon the final index stock price relative to the threshold price. The threshold price will be a specified percentage of the initial index stock price. If the final index stock price is less than the threshold price, the amount you receive on the stated maturity date, if any, will be less than the face amount of your notes. Even if the threshold percentage of your notes is greater than 100%, the threshold price will be greater than the initial index stock price and, therefore, the market price of the index stock will have to rise above the threshold price — so that the final index stock price is greater than the threshold price — in order for you to receive an amount equal to the face amount of your notes at maturity.

Because of the formula we will use to determine the cash settlement amount, the amount you receive on the stated maturity date may result in a lower return on your notes than you would have received had you invested in the index stock directly.

You Will Not Participate in Any Increase in
the Market Value of the Index Stock

The cash settlement amount that you receive on the stated maturity date, or the value of the shares we deliver, for each of your notes will not exceed the face amount no matter how high the market price of the index stock may rise. Therefore, you will not have the ability to participate in any increase in the market value of the index stock.

The Market Value of Your Notes May Be
Influenced by Many Unpredictable Factors

The following factors, many of which are beyond our control, will influence the market value of your notes:

•	the market price of the index stock;

•	the volatility (i.e., the frequency and magnitude of changes) in the market price of the index stock;

•	interest and yield rates in the market;

•	the dividend rate on the index stock;

•	economic, financial, regulatory, political, military and other events that affect stock markets generally and the market segment of which the index stock is a part, and which may affect the market price of the index stock;

•	the time remaining until your notes mature; and

•	our creditworthiness.

These factors will influence the market value of your notes if you sell your notes before maturity. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the index stock based on its historical performance.

If the Market Price of the Index Stock
Changes, the Market Value of Your Notes
May Not Change in the Same Manner

Your notes may trade quite differently from the index stock. Changes in the market price of the index stock may not result in comparable changes in the market value of your notes. Even if the market price of the index stock equals or exceeds the threshold price for your notes, the market value of your notes prior to maturity will usually be less than the face amount of your notes. We discuss some of the reasons for this disparity under “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.

The Payment Amount at Maturity May
Decline at an Accelerated Rate

If the final index stock price is less than the threshold price, the amount payable on your notes at maturity will be less than the face amount of your notes. In addition, if the threshold percentage of your notes:

•	is equal to 100%, for every 1% that the final index stock price is below the threshold price, the payment amount that you receive at maturity, if any, will decrease by 1%;

•	is less than 100%, for every 1% that the final index stock price is below the threshold price, the payment amount that you receive at maturity, if any, will decrease by more than 1%; or

•	is greater than 100%, for every 1% that the final index stock price is below the threshold price, the payment amount that you receive at maturity, if any, will decrease by less than 1%.

We Will Not Hold Index Stock for
Your Benefit

The indenture and the terms governing your notes do not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the index stock acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of the index stock for your benefit in order to enable you to exchange your notes for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any index stock owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You Will Not Have Any Shareholder Rights
and May Not Have Any Rights
to Receive Stock

Investing in your notes will not make you a holder of the index stock. Neither you nor any other holder or owner of your notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to the index stock. In addition, we may, at our sole option, elect to exchange your notes on the stated maturity date for shares of the index stock equivalent in value to the cash settlement amount. However, you will have no right to receive any shares of the index stock in exchange for your notes on the stated maturity date unless we, at our sole option, elect to deliver shares.

Trading and Other Transactions by
Goldman Sachs in the Index Stock May
Impair the Value of Your Notes

As we describe under “Use of Proceeds and Hedging” below, we, through Goldman, Sachs & Co. or one or more of our other affiliates, expect to hedge our obligations under your notes by purchasing the index stock, and perhaps listed or over-the-counter options or futures on the index stock or other instruments linked to the index stock. We also expect to adjust the hedge by, among other things, purchasing or selling any of the foregoing at any time and from time to time, and to unwind the hedge by selling any of the foregoing, perhaps on or before the determination date for your notes. We may also enter into, adjust and unwind hedging transactions relating to other index-linked notes whose returns are linked to the same index stock. Any of these hedging activities may adversely affect the price of the index stock and, therefore, the market value of your notes and the value of the consideration we will deliver on your notes at maturity. It is possible that we, through our affiliates, could receive substantial returns with respect to our hedging activities while the value of your notes may decline. See “Use of Proceeds and Hedging” below for a further discussion of securities transactions in which we or one or more of our affiliates may engage.

In addition, Goldman, Sachs & Co. and our other affiliates may engage in trading in the index stock or instruments whose returns are linked to the index stock for their proprietary accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities of Goldman, Sachs & Co. or our other affiliates could adversely affect the price of the index stock and, therefore, the market value of your notes and the value of the consideration we will deliver on your notes at maturity. We may also issue, and Goldman, Sachs & Co. and our other affiliates may also issue or underwrite, other securities or financial or derivative instruments with returns linked or related to changes in the value of the index stock. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of your notes and the value of the consideration we will deliver on your notes at maturity.

Our Business Activities May Create
Conflicts of Interest Between
Your Interests in the Notes and Us

As we have noted above, Goldman, Sachs & Co. and our other affiliates expect to engage in trading activities related to the index stock that are not for your account or on your behalf. These trading activities may present a conflict between your interest in your notes and the interests Goldman, Sachs & Co. and our other affiliates will have in their proprietary accounts, in facilitating transactions, including block trades, for their customers and in accounts under their management. These trading activities, if they influence the price of the index stock, could be adverse to your interests as a beneficial owner of your notes.

Goldman, Sachs & Co. and our other affiliates may, at present or in the future, engage in business with the issuer of the index stock, including making loans to or equity investments in that company or providing advisory services to that company. These services could include merger and acquisition advisory services. These activities may present a conflict between the obligations of Goldman, Sachs & Co. or another affiliate of Goldman Sachs and your interests as a beneficial owner of your notes. Moreover, one or more of our affiliates may have published and in the future expect to publish research reports with respect to the issuer of the index stock. Any of these activities by any of our affiliates may affect the price of the index stock and, therefore, the market value of your notes and the value of the consideration we will deliver on your notes at maturity.

As Calculation Agent, Goldman, Sachs & Co.
Will Have the Authority to Make
Determinations that Could Affect the Market
Value of Your Notes, When
Your Notes Mature and the Amount You
Receive at Maturity

As calculation agent for your notes, Goldman, Sachs & Co. will have discretion in making various determinations that affect your notes, including determining whether and how to make anti-dilution adjustments to the final index stock price; determining the closing price of the index stock on the determination date, which we will use to determine the amount of cash or shares of the index stock we must deliver on the stated maturity date; and determining whether to postpone the determination date and the stated maturity date because of a market disruption event. See “General Terms of the Reverse Exchangeable

Notes — Anti-dilution Adjustments” and “— Special Calculation Provisions” below. The exercise of this discretion by Goldman, Sachs & Co. could adversely affect the value of your notes and may present Goldman, Sachs & Co. with a conflict of interest of the kind described above under “— Our Business Activities May Create Conflicts of Interest Between Your Interests in the Notes and Us” above. We may change the calculation agent for your notes at any time without notice, and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs.

We Will Not Be Responsible for Any
Disclosure by the Index Stock Issuer

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the index stock issuer contained in the relevant pricing supplement or in any of the index stock issuer’s publicly available information. You, as an investor in your notes, should make your own investigation into the index stock issuer.

The index stock issuer will not be involved in this offering of your notes in any way and will not have any obligation of any sort with respect to your notes. Thus, the index stock issuer will not have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the value of your notes.

Your Notes May Not Have an Active
Trading Market

Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

You Will Have Limited Anti-dilution
Protection

Goldman, Sachs & Co., as calculation agent for your notes, will adjust the final index stock price for stock splits, reverse stock splits, stock dividends, extraordinary dividends and other events that affect the index stock issuer’s capital structure, but only in the situations we describe in “General Terms of the Reverse Exchangeable Notes — Anti-dilution Adjustments”. The calculation agent will not be required to make an adjustment for every corporate event that may affect the index stock. For example, the calculation agent will not adjust the final index stock price for events such as an offering of the index stock for cash by the index stock issuer, a tender or exchange offer for the index stock at a premium to its then-current market price by the index stock issuer or a tender or exchange offer for less than all outstanding shares of the index stock by a third party. In addition, unless otherwise specified in the relevant pricing supplement, the calculation agent will not adjust the final index stock price for regular cash dividends described in “General Terms of the Reverse Exchangeable Notes — Anti-dilution Adjustments — Regular Cash Dividends”. Those events or other actions by the index stock issuer or a third party may nevertheless adversely affect the market price of the index stock and, therefore, adversely affect the value of your notes.

The Calculation Agent Can Postpone the
Stated Maturity Date If a Market Disruption
Event Occurs

If the calculation agent determines that, on the determination date, a market disruption event has occurred or is continuing with respect to the index stock, the determination date will be postponed until the first trading day on which no market disruption event occurs or is continuing. As a result, the stated maturity date for your notes will also be postponed, although not by more than six business days. Thus, you may not receive the cash or shares of the index stock that we are obligated to deliver, if any, on the stated maturity date until after the originally scheduled stated maturity date. Moreover, if the determination date is postponed to the last possible day and the closing price of the index stock is not available on that day because of a market disruption event or for any other reason, the calculation agent will nevertheless determine the final index stock price based on its assessment, made in its sole discretion, of the market value of the index stock on that day.

No Statutory, Judicial or Administrative
Authority Directly Discusses the Tax
Treatment of Your Notes, and Therefore
the Tax Consequences of an Investment in
Your Notes Are Uncertain

No statutory, judicial or administrative authority directly discusses the tax treatment of your notes, and therefore the tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes. We discuss these matters under “Supplemental Discussion of Federal Income Tax Consequences” below.

Certain Considerations for Insurance
Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the reverse exchangeable notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the reverse exchangeable notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the reverse exchangeable notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

GENERAL TERMS OF THE REVERSE EXCHANGEABLE NOTES

Please note that in this section entitled “General Terms of the Reverse Exchangeable Notes”, references to “The Goldman Sachs Group, Inc.”, “we”, “our” and “us” mean only The Goldman Sachs Group, Inc. and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”.

In addition to the terms described on the front and inside cover of this prospectus supplement, the following general terms will apply to the reverse exchangeable notes, including your notes:

Specified Currency

Unless otherwise specified in the relevant pricing supplement and unless we elect to deliver shares of the index stock at maturity, all payments of principal and interest will be made in U.S. dollars (“$”).

Form and Denomination

The notes will be issued only in global form through DTC. Unless otherwise specified in the relevant pricing supplement, the denomination of each note will be an amount equal to the initial index stock price and integral multiples in excess thereof.

No Listing

Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Defeasance, Default Amount, Other Terms

Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

•	the default amount will be payable on any acceleration of the maturity of your notes as described under “— Special Calculation Provisions” below;

•	anti-dilution provisions will apply to your notes as described under “— Anti-dilution Adjustments” below;

•	a business day for your notes will have the meaning described under “— Special Calculation Provisions” below; and

•	a trading day for your notes will have the meaning described under “— Special Calculation Provisions” below.

Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to The Goldman Sachs Group, Inc. in the relevant pricing supplement relates only to the initial issuance and sale of your notes. If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Index Stock and Index Stock Issuer

In this prospectus supplement, when we refer to the index stock, we mean the class of securities of the index stock issuer specified in the relevant pricing supplement, and when we refer to the index stock issuer, we mean that issuer, except as described under “— Anti-dilution Adjustments — Reorganization Events” and “— Anti-dilution Adjustments — Distribution Property” below.

Payment of Principal on Stated Maturity Date

On the stated maturity date, we will exchange each of your notes for an amount in cash equal to the cash settlement amount, calculated as described below, based on the final index stock price, subject to anti-dilution adjustment. Alternatively, at our sole option, we may instead deliver a number of shares of the index stock of equivalent value. In order to determine the number of shares to be delivered for each of your notes, we will divide the cash settlement amount by the closing price of the index stock on the determination date. If we choose to deliver shares of the index stock, we will notify the holder of our election at least one business day before the determination date; if we choose to deliver shares of the index stock, we will deliver such shares of the index stock except in the limited circumstances described under “— Anti-dilution Adjustments” and “— Consequences of a Market Disruption Event” below.

The cash or market price of the shares of the index stock you receive in exchange for your notes on the stated maturity date may be less than 100% of the face amount of your notes. We describe this risk under “Additional Risk Factors Specific to Your Notes — The Principal of Your Notes Will Not Be Protected” above.

Cash Settlement Amount

The cash settlement amount for each of your notes will equal an amount in cash calculated as follows:

•	if the final index stock price is equal to or greater than the threshold price, the face amount, or

•	if the final index stock price is less than the threshold price, the product of the final index stock price times the exchange rate.

Unless otherwise specified in the relevant pricing supplement, the exchange rate will equal the quotient of the initial index stock price divided by the threshold price.

The face amount for each note will equal the initial index stock price for the note. For example, if the initial index stock price is $10.00 for one share of index stock, then each $10.00 face amount of your notes will be exchangeable for the cash settlement amount. We will specify the initial index stock price, the threshold percentage, the threshold price (which will equal the product of the initial index stock price times the threshold percentage) and the face amount in the relevant pricing supplement.

The final index stock price will be the closing price of one share of the index stock on the determination date. The final index stock price may be adjusted, with respect to both the amount and type of consideration, as a result of dilution events, as we describe under “— Anti-dilution Adjustments” below. In addition, if we choose in our sole discretion to deliver shares of the index stock and such delivery would otherwise involve a fractional share of the index stock, we will pay cash instead of the fractional share, in an amount equal to that fraction multiplied by the final index stock price.

The cash we must pay in exchange for your notes on the stated maturity date, if any, represents the principal amount of your notes, unless we elect to deliver shares of the index stock. In that case, the shares of the index stock, together with any cash payable for a fractional share and after giving effect to any anti-dilution adjustments, that we must deliver on the stated maturity date in exchange for your notes represent the principal amount of your notes. We will determine the number of shares to be delivered for each of your notes by dividing the cash settlement amount by the closing price of the index stock on the determination date.

Stated Maturity Date

The stated maturity date will be the date specified in the relevant pricing supplement, unless that date is not a business day, in which case the stated maturity date will be the next following business day. If the determination date is postponed as described below, however, then the stated maturity date will be postponed to the date that is a number of business days following the determination date equal to the number of trading days from but excluding the scheduled determination date to and including the scheduled stated maturity date, in each case as specified in the applicable pricing supplement, provided that the stated maturity date will never be later than the fifth business day after the relevant specified date or, if the relevant specified date is not a business day, later than the sixth business day after the relevant specified date. The calculation agent may postpone the determination date — and therefore the stated maturity date — if a market disruption event occurs or is continuing on a day that would otherwise be the determination date. We describe market disruption events under “— Special Calculation Provisions” below.

Determination Date

The determination date will be a specified number of trading days before the date specified as the stated maturity date in the relevant pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such prior trading day. In that event, the determination date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the determination date be later than the scheduled stated maturity date or, if such date is not a business day, later than the first business day after such date.

Consequences of a Market Disruption Event

As indicated above, if a market disruption event occurs or is continuing on a day that would otherwise be the determination date, then the determination date will be postponed to the next following trading day on which a market disruption event does not occur and is not continuing. In no event, however, will the determination date be later than the scheduled stated maturity date or, if such date is not a business day, later than the first business day after such date. If the determination date is postponed to the last possible day but a market disruption event occurs or is continuing on that day, that day will nevertheless be the determination date. If the closing price of the index stock that must be used to determine the cash settlement amount (and, if we elect to deliver shares of the index stock on the stated maturity date, the number of shares of the index stock of equal value) is not available on the determination date, either because of a market disruption event or for any other reason, the calculation agent will nevertheless determine the closing price and the final index stock price based on its assessment, made in its sole discretion, of the market value of the index stock on that day.

In addition, if a market disruption event occurs or is continuing on the determination date or on any later day through and including the stated maturity date, we may choose to pay cash instead of delivering shares of the index stock on the stated maturity date, even if we have notified the holder of our election to deliver shares of the index stock as described under “— Payment of Principal on Stated Maturity Date” above.

Interest Payments

Interest will accrue on the face amount of your notes and will be calculated and paid as described in the accompanying prospectus with regard to fixed rate notes, except that the interest payment dates will be those specified in the relevant pricing supplement and, as long as your notes are in global form, the regular record date for each interest payment date will be the fifth preceding business day, unless otherwise specified in the relevant pricing supplement. If the stated maturity date does not occur on the date specified in the relevant pricing supplement, however, the interest payment date scheduled for that date will instead occur on the stated maturity date.

Anti-dilution Adjustments

The calculation agent will adjust the final index stock price as described below, but only if an event described under one of the seven subsections beginning with “— Stock Splits” below (excluding the subsection entitled “— Regular Cash Dividends”) occurs and only if the relevant event occurs during the period described under the applicable subsection.

In addition, unless otherwise specified in the relevant pricing supplement, the calculation agent will not adjust the final index stock price for regular cash dividends described in the subsection “— Regular Cash Dividends” below. In the event that the relevant pricing supplement specifies that the calculation agent will adjust the final index stock price for regular cash dividends, it will do so only if such an event occurs during the period described in that applicable subsection.

The adjustments described below do not cover all events that could affect the final index stock price, such as an issuer tender or exchange offer for the index stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of the index stock. We describe the risks relating to dilution under “Additional Risk Factors Specific to Your Notes — You Will Have Limited Anti-dilution Protection” above.

How Adjustments Will Be Made

In this prospectus supplement, we refer to anti-dilution adjustment of the final index stock price. If an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment by taking the following steps:

•	Step One. The calculation agent will adjust the reference amount. This term refers to the amount of the index stock or other property for which the final index stock price is to be determined on the determination date. For example, if no adjustment is required, the final index stock price will be the closing price of one share of the index stock on the determination date. In that case, the reference amount will be one share of the index stock. We describe how the closing price will be determined under “— Special Calculation Provisions” below.

If an adjustment is required because one of the dilution events described in the first six subsections below — these involve stock splits, reverse stock splits, stock dividends, regular cash dividends, other dividends and distributions and issuances of transferable rights and warrants — occurs, then the final index stock price might instead be, for example, the closing price, on the determination date, of two shares of the index stock or a half share of the index stock, depending on the event. In that example, the adjusted reference amount would be two shares of the index stock or one half share of the index stock, as applicable.

If an adjustment is required because one of the reorganization events described under “— Reorganization Events” below — these involve events in which cash, securities or other property is distributed in respect of the index stock — occurs, then the final index stock price will be as follows, assuming there has been no prior anti-dilution adjustment: the value, on the determination date, of the property distributed in the reorganization event in respect of one share of the index stock, plus one share of the index stock if the index stock remains outstanding. In that case, the adjusted reference amount will be the property so distributed plus one share of the index stock, if applicable.

The manner in which the calculation agent adjusts the reference amount in step one will depend on the type of dilution event requiring adjustment. These events and the nature of the required adjustments are described in the seven subsections that follow.

•	Step Two. Having adjusted the reference amount in step one, the calculation agent will determine the final index stock price, which will be the closing price of one share of the index stock multiplied by the adjusted reference amount on the determination date. If a reorganization event occurs, the final index stock price will be the value of the adjusted reference amount as determined by the calculation agent in the manner described under “— Reorganization Events” below.

•	Step Three. Having determined the final index stock price in step two, the calculation agent will use this price to calculate the cash settlement amount.

•	Step Four. If we elect to deliver shares of the index stock to the holder on the stated maturity date, we will deliver a number of shares equal to the cash settlement amount divided by the closing price of one share of the index stock on the determination date, rather than by the final index stock price, which will be the closing price for the adjusted reference amount as calculated in step one above. If your notes would be exchangeable for property other than the index stock because of a reorganization event, then the calculation agent will determine the cash value of that property in the manner described under “— Reorganization Events” below.

If more than one event requiring adjustment of the final index stock price occurs, the calculation agent will first adjust the reference amount as described in step one above for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the reference amount for the first event, the calculation agent will repeat step one for the second event, applying the required adjustment to the reference amount as already adjusted for the first event, and so on for each event. Having adjusted the reference amount for all events, the calculation agent will then take the remaining applicable steps in the process described above, determining the final index stock price and the adjusted final index stock price using the reference amount as sequentially and cumulatively adjusted for all the relevant events. The calculation agent will make all required determinations and adjustments no later than the determination date.

The calculation agent will adjust the final index stock price for each reorganization event described under “— Reorganization Events” below. For any other dilution event described below, however, the calculation agent will not be required to adjust the final index stock price (or the market price) unless the adjustment, would result in a change of at least 0.1% in the final index stock price (or the market price) that would apply without the adjustment. The final index stock price (or the market price) resulting from any adjustment will be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward — e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.

If an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and The Goldman Sachs Group, Inc., relative to your notes, that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result. The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. The calculation agent will provide information about the adjustments it makes upon written request by the holder.

In this prospectus supplement, when we say that the calculation agent will adjust the final index stock price for one or more dilution events, we mean that the calculation agent will take all the applicable steps described above with respect to those events.

Regardless of the anti-dilution adjustments that may apply to your notes, the payment amount, if any, payable on your notes on the stated maturity date will not under any circumstances exceed the face amount of your notes.

The following seven subsections describe the dilution events for which the final index stock price is to be adjusted. Each subsection describes the manner in which the calculation agent will adjust the reference amount — the first step in the adjustment process described above — for the relevant event.

Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

If the index stock is subject to a stock split, then the calculation agent will adjust the reference amount to equal the sum of the prior reference amount — i.e., the reference amount before that adjustment — plus the product of (1) the number of new shares issued in the stock split with respect to one share of the index stock times (2) the prior reference amount. The reference amount — and thus the final index stock price — will not be adjusted, however, unless the first day on which the index stock trades without the right to receive the stock split occurs after the date of the relevant pricing supplement and on or before the determination date.

Reverse Stock Splits

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If the index stock is subject to a reverse stock split, then once the reverse stock split becomes effective, the calculation agent will adjust the reference amount to equal the product of the prior reference amount and the quotient of (1) the number of shares of the index stock outstanding immediately after the reverse stock split becomes effective divided by (2) the number of shares of the index stock outstanding immediately before the reverse stock split becomes effective. The reference amount — and thus the final index stock price — will not be adjusted, however, unless the reverse stock split becomes effective after the date of the relevant pricing supplement and on or before the determination date.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding shares of its stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If the index stock is subject to a stock dividend, then the calculation agent will adjust the reference amount to equal the sum of the prior reference amount plus the product of (1) the number of shares issued in the stock dividend with respect to one share of the index stock times (2) the prior reference amount. The reference amount — and thus the final index stock price — will not be adjusted, however, unless the ex-dividend date occurs after the date of the relevant pricing supplement and on or before the determination date.

The ex-dividend date for any dividend or other distribution is the first day on which the index stock trades without the right to receive that dividend or other distribution.

Regular Cash Dividends

We will adjust the reference amount for increased and decreased regular cash dividends after the date of the relevant pricing supplement, as described below, but only if the relevant pricing supplement specifies that this subsection entitled “— Regular Cash Dividends” is applicable to your notes. If the relevant pricing supplement provides that this subsection entitled “— Regular Cash Dividends” is applicable to your notes, it will also specify the regular cash dividend period for your notes, which refers to the frequency of anti-dilution adjustments on account of regular cash dividends during the term of your notes. A regular dividend that is paid in cash with respect to the index stock in a particular regular cash dividend period (according to such index stock issuer’s fiscal year) will be deemed to be an increased regular dividend if its per share value exceeds the dividend base amount for such index stock, as specified in the relevant pricing supplement, and will be deemed to be a decreased regular dividend if its per share value falls below the applicable dividend base amount for such index stock. For all purposes under this subsection entitled “— Regular Cash Dividends”, a regular cash dividend will be deemed to be made on the ex-dividend date for such dividend. For the avoidance of doubt, a failure of the index stock issuer to pay a regular cash dividend payment during any relevant regular cash dividend period on the index stock (as determined by the calculation agent in its sole discretion by reference to the occurrence or non-occurrence of relevant ex-dividend date) will be deemed to be a decreased regular cash dividend as of the last day of that regular cash dividend period.

A dividend with respect to the index stock will be deemed to be a regular cash dividend if it is any cash dividend paid on the stock during a regular cash dividend period that is neither an extraordinary dividend as defined under “— Other Dividends and Distributions” below nor the result of any other event described in this subsection entitled “— Anti-dilution Adjustments”. A distribution on the index stock that is both an extraordinary dividend as defined below and also an increased or decreased regular dividend will result in an adjustment to the reference amount only as described under “— Other Dividends and Distributions” below.

In general, if the relevant pricing supplement specifies that this subsection entitled “— Regular Cash Dividends” is applicable to your notes, the calculation agent will adjust the reference amount for your notes upward in the event of an increased regular dividend and downward in the event of a decreased regular dividend. The reference amount will not be adjusted on account of any regular dividend, however, unless the relevant ex-dividend date occurs after the trade date and on or before the determination date.

If an increased or decreased regular dividend occurs in respect of one of the regular cash dividend periods specified in the relevant pricing supplement, if applicable, the calculation agent will adjust the reference amount to equal the product of (1) the prior reference amount (as adjusted as a result of any previous increased or decreased regular dividends or any other events described in this subsection entitled “— Anti-dilution Adjustments”) times (2) a fraction, the numerator of which is the closing price of the index stock on the trading day immediately before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the increased or decreased dividend amount (as defined below).

The increased dividend amount for any regular cash dividend period equals the per share amount of the regular dividend minus the applicable dividend base amount for that regular cash dividend period, and the decreased dividend amount equals the applicable dividend base amount for that regular cash dividend period minus the per share amount of the regular dividend for that regular cash dividend period.

If the relevant pricing supplement specifies that this subsection entitled “— Regular Cash Dividend” is applicable to your notes, the calculation agent will adjust the dividend base amount to reflect other adjustments to the reference amount as a result of any other event described in this subsection entitled “— Anti-dilution Adjustments”. For example, if the index stock is subject to a 1-for-2 reverse stock split, then the calculation agent will double the dividend base amount, and if the index stock is subject to a 2-for-1 stock split, then the calculation agent will reduce the dividend base amount by half. In addition, the calculation agent may adjust the dividend base amount and/or the regular cash dividend period for your notes in connection with increased or decreased regular dividends as it deems necessary to obtain an equitable result in case the index stock issuer changes the frequency of dividend payments. For example, if the regular cash dividend period for your notes was a quarter but the index stock issuer declares regular dividends on a semi-annual basis in the future, the calculation agent will (1) adjust the regular cash dividend period to half a year for any period in which the dividend frequency is so changed, and (2) use the sum of the two dividend base amounts relating to that semi-annual period as the new dividend base amount, subject to any further adjustments by the calculation agent.

The calculation agent will make all determinations with respect to adjustments, including whether an increased or decreased regular dividend has been paid in respect of any regular cash dividend period and, if so, the nature and amount of any reference amount adjustment that may be made in respect of that dividend, and will do so in its sole discretion.

Other Dividends and Distributions

The reference amount will not be adjusted to reflect dividends or other distributions paid with respect to the index stock, other than:

•	stock dividends described above,

•	regular cash dividends described above,

•	issuances of transferable rights and warrants as described under “— Transferable Rights and Warrants” below,

•	distributions that are spin-off events described under “— Reorganization Events” below, and, extraordinary dividends described below.

A dividend or other distribution with respect to the index stock will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the index stock by an amount equal to at least 10% of the closing price of the index stock on the first trading day before the ex-dividend date.

If an extraordinary dividend occurs with respect to the index stock, the calculation agent will adjust the reference amount to equal the product of (1) the prior reference amount times (2) a fraction, the numerator of which is the closing price of the index stock on the trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount. The reference amount — and thus the final index stock price — will not be adjusted, however, unless the ex-dividend date occurs after the date of the relevant pricing supplement and on or before the determination date.

The extraordinary dividend amount with respect to an extraordinary dividend for the index stock equals:

•	for an extraordinary dividend that is paid in lieu of a regular cash dividend, the amount of the extraordinary dividend per share of the index stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the index stock, or

•	for an extraordinary dividend that is not paid in lieu of a regular cash dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on the index stock that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the final index stock price only as described under “— Stock Dividends” above, “— Transferable Rights and Warrants” below or “— Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the index stock issuer issues transferable rights or warrants to all holders of the index stock to subscribe for or purchase the index stock at an exercise price per share that is less than the closing price of the index stock on the trading day before the ex-dividend date for the issuance, then the reference amount will be adjusted by multiplying the prior reference amount by the following fraction:

•	the numerator will be the number of shares of the index stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the index stock offered for subscription or purchase under those transferable rights or warrants, and

•	the denominator will be the number of shares of the index stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the index stock that the aggregate offering price of the total number of shares of the index stock so offered for subscription or purchase would purchase at the closing price of the index stock on the trading day before that ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing price on the trading day before that ex-dividend date.

The reference amount — and thus the final index stock price — will not be adjusted, however, unless the ex-dividend date described above occurs after the date of the relevant pricing supplement and on or before the determination date.

Reorganization Events

Each of the following is a reorganization event:

•	the index stock is reclassified or changed,

•	the index stock issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding index stock is exchanged for or converted into other property,

•	a statutory share exchange involving the outstanding index stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above,

•	the index stock issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,

•	the index stock issuer effects a spin-off — that is, issues to all holders of the index stock equity securities of another issuer, other than as part of an event described in the four bullet points above,

•	the index stock issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or

•	another entity completes a tender or exchange offer for all the outstanding index stock.

Adjustments for Reorganization Events.  If a reorganization event occurs, then the calculation agent will adjust the reference amount so that it consists of each type of distribution property distributed in respect of one share of the index stock — or in respect of whatever the prior reference amount may be — in the reorganization event, taken together. We define the term “distribution property” below. For purposes of the four-step adjustment process of the final index stock price described under “— How Adjustments Will Be Made” above, the distribution property so distributed will be the adjusted reference amount described in step one, the value of that property on the determination date will be the final index stock price described in step two and the calculation agent will determine the cash settlement amount or the number of shares of the index stock of equivalent value based on these items as described in steps three and four.

Consequently, if a reorganization event occurs, your notes will be exchangeable on the stated maturity date as follows:

•	If we do not elect to exchange your notes for shares of index stock, we will pay the holder, for each of your notes, cash in an amount equal to the value of each type of distribution property distributed in the reorganization event in respect of the prior reference amount.

•	If we elect to exchange your notes for shares of index stock, we will deliver to the holder, for each of your notes, each type of distribution property distributed in the reorganization event in respect of the prior reference amount.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property, in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing price for the security on the determination date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If more than one type of distribution property is involved, the reference amount will be adjusted so that your notes are exchangeable for each type, or for the cash value of each type, in the same proportion as the value of each type bears to the total value of the distribution property distributed in respect of the prior reference amount. If a holder of the index stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion. The final index stock price shall equal the sum of the respective closing prices or other values, as adjusted, for all such distribution property on the determination date.

If a reorganization event occurs and the calculation agent adjusts the reference amount to consist of the distribution property distributed in the event, as described above, the calculation agent will make further anti-dilution adjustments for later events that affect the distribution property, or any component of the distribution property, comprising the new reference amount. The calculation agent will do so to the same extent that it would make adjustments if the index stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the reference amount, the required adjustment will be made with respect to that component, as if it alone were the reference amount.

For example, if the index stock issuer merges into another company and each share of the index stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the reference amount will be adjusted to consist of two common shares and the specified amount of cash for each share of index stock (adjusted proportionately for any partial share) comprising the reference amount before the adjustment.

The calculation agent will adjust the common share component of the new reference amount to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this subsection entitled “— Anti-dilution Adjustments” as if the common shares were the index stock. In that event, the cash component will not be adjusted but will continue to be a component of the reference amount. Consequently, the final index stock price used to calculate the adjusted payment amount will be the total value, as determined by the calculation agent on the determination date, of all components of the reference amount, with each component having been adjusted on a sequential and cumulative basis for all relevant events requiring adjustment on or before the determination date.

The calculation agent will not make any adjustment for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the date of the relevant pricing supplement and on or before the determination date.

Distribution Property.  When we refer to distribution property, we mean the cash, securities and other property or assets distributed in a reorganization event in respect of one outstanding share of the index stock — or in respect of whatever the applicable reference amount may then be if any anti-dilution adjustment has been made in respect of a prior event. In the case of a spin-off, the distribution property also includes one share of the index stock — or other applicable reference amount — in respect of which the distribution is made.

If a reorganization event occurs, the distribution property distributed in the event will be substituted for the index stock as described above.

Consequently, in the relevant pricing supplement, when we refer to the index stock, we mean any distribution property that is distributed in a reorganization event and comprises the adjusted reference amount. Similarly, when we refer to the index stock issuer, we mean any successor entity in a reorganization event.

Default Amount on Acceleration

If an event of default occurs and the maturity of your notes is accelerated, we will pay the default amount in respect of the principal of your notes at the maturity. We describe the default amount below under “— Special Calculation Provisions”.

For the purpose of determining whether the holders of our Series B medium-term notes, which include the reverse exchangeable notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of each reverse exchangeable note as the outstanding principal amount of that note. Although the terms of the reverse exchangeable notes differ from those of the other Series B medium-term notes, holders of specified percentages in principal amount of all Series B medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series B medium-term notes, including the reverse exchangeable notes. This action may involve changing some of the terms that apply to the Series B medium-term notes, accelerating the maturity of the Series B medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification of the Debt Indentures and Waiver of Covenants”.

Manner of Payment or Delivery

Any payment or delivery on your notes at maturity will be made to an account designated by the holder of your notes and approved by us, or at the office of the trustee in New York City, but only when your notes are surrendered to the trustee at that office. We may pay interest due on any interest payment date by check mailed to the person who is the holder on the regular record date. We also may make any payment or delivery in accordance with the applicable procedures of the depositary. We may make any delivery of index stock or distribution property ourselves or cause our agent to do so on our behalf.

Modified Business Day

As described in the accompanying prospectus, any payment on your notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your notes, however, the term business day has a different meaning than it does for other Series B medium-term notes. We discuss this term under “— Special Calculation Provisions” below.

Role of Calculation Agent

The calculation agent will make all determinations regarding the final index stock price, the exchange rate, anti-dilution adjustments, market disruption events, the default amount and the amount payable on your notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Please note that the firm named as the calculation agent in this prospectus supplement is the firm serving in that role as of the original issue date of your notes. We may change the calculation agent after the original issue date without notice and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs.

Special Calculation Provisions

Business Day

When we refer to a business day with respect to your notes, we mean a day that is a business day of the kind described in the accompanying prospectus, unless otherwise specified in the relevant pricing supplement. If the relevant pricing supplement specifies a different meaning for the term business day, we will use that modified definition in determining each interest payment date as well as the stated maturity date for your notes, all as described in this prospectus supplement.

Trading Day

When we refer to a trading day with respect to your notes, we mean a day on which the principal securities market for the index stock is open for trading, unless otherwise specified in the relevant pricing supplement.

Closing Price

The closing price for any security on any day will equal the closing sale price, NASDAQ official closing price or last reported sale price, regular way, for the security, on a per-share or other unit basis:

•	on the principal national securities exchange on which that security is listed for trading on that day, or

•	if that security is not listed on any national securities exchange, on the NASDAQ Stock Market on that day, or

•	if that security is not quoted on the NASDAQ Stock Market on that day, on any other U.S. national market system that is the primary market for the trading of that security.

If that security is not listed or traded as described above, then the closing price for that security on any day will be the average, as determined by the calculation agent, of the bid prices for the security obtained from as many dealers in that security selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Default Amount

The default amount for your notes on any day will be an amount, in the specified currency for the principal of your notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your notes, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period.  The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due day as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two-business-day objection period have not ended before the determination date, then the default amount will equal the principal amount of your notes.

Qualified Financial Institutions.  For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and is rated either:

•	A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Market Disruption Event

Any of the following will be a market disruption event:

•	a suspension, absence or material limitation of trading in the index stock on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•	a suspension, absence or material limitation of trading in option or futures contracts relating to the index stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•	the index stock does not trade on what was the primary market for the index stock, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of The Goldman Sachs Group, Inc. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the reverse exchangeable notes. For more information about hedging by The Goldman

Sachs Group, Inc. and/or any of its affiliates, see “Use of Proceeds and Hedging” below.

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

•	a decision to permanently discontinue trading in the option or futures contracts relating to the index stock.

For this purpose, an “absence of trading” in the primary securities market on which an index stock is traded, or on which option or futures contracts relating to the index stock are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in an index stock or in option or futures contracts relating to the index stock, if available, in the primary market for that stock or those contracts, by reason of:

•	a price change exceeding limits set by that market, or

•	an imbalance of orders relating to that stock or those contracts, or

•	a disparity in bid and ask quotes relating to that stock or those contracts,

will constitute a suspension or material limitation of trading in that stock or those contracts in that market.

In this subsection about market disruption events, references to the index stock include securities that are part of any adjusted reference amount, as determined by the calculation agent in its sole discretion.

HYPOTHETICAL RETURNS ON YOUR NOTES

The relevant pricing supplement may include a table or chart showing a hypothetical cash settlement amount that could be delivered — or the number of shares of the index stock of equivalent value that could be delivered — for your notes on the stated maturity date, based on a range of hypothetical final index stock prices and on various key assumptions shown in the relevant pricing supplement.

Any table or chart showing hypothetical cash settlement amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market prices of the index stock on the determination date could have on the cash settlement amount, as calculated in the manner described in the relevant pricing supplement and assuming all other variables remained constant. The hypothetical cash settlement amounts listed in the relevant pricing supplement will be entirely hypothetical. They will be based on market prices for the index stock that may not be achieved on the relevant determination date and on assumptions that may prove to be erroneous.

As calculated in the relevant pricing supplement, the hypothetical cash settlement amounts on your notes on the stated maturity date may bear little or no relationship to the actual market value of your notes on that date or at any other time, including any time you might wish to sell your notes. In addition, you should not view the hypothetical cash settlement amounts as an indication of the possible financial return on an investment in your notes, since the financial return will be affected by various factors, including taxes, that the hypothetical information does not take into account. Moreover, whatever the financial return on your notes might be, it may bear little relation to — and may be much less than — the financial return that you might achieve were you to invest in the index stock directly. Among other things, the financial return on the index stock would not be limited by the face amount of your notes and could include substantial dividend payments, which you will not receive as an investor in your notes, and an investment in the index stock is likely to have tax consequences that are different from an investment in your notes.

We describe various risk factors that may affect the market value of your notes, and the unpredictable nature of that market value, under “Additional Risk Factors Specific to Your Notes” above.

We cannot predict the market price of the index stock or, therefore, the final index stock price or the cash settlement amount — or the number of shares of the index stock of equivalent value that could be delivered — for your notes. Moreover, the assumptions we make in connection with any hypothetical information in the relevant pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the cash settlement amount that will be delivered (or the number of shares of the index stock of equal value that will be delivered) in respect of your notes on the stated maturity date, nor should it be viewed as an indication of the financial return on your notes or of how that return might compare to the financial return on an investment directly in the index stock.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the reverse exchangeable notes for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates also expect to use those proceeds in transactions intended to hedge our obligations under the reverse exchangeable notes as described below.

In anticipation of the sale of each reverse exchangeable note, we and/or our affiliates expect to enter into hedging transactions involving purchases of the index stock, and perhaps listed or over-the-counter options, futures or other instruments linked to the index stock on or before the trade date. In addition, from time to time after we issue a reverse exchangeable note, we or our affiliates expect to enter into additional hedging transactions, and to unwind those we have entered into, in connection with that particular note and perhaps in connection with other index-linked notes we may issue, some of which may have returns linked to the index stock. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

•	expect to acquire or dispose of the index stock or other securities of the index stock issuer,

•	may take short positions in the index stock or other securities of the index stock issuer — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to the purchaser,

•	may take or dispose of positions in listed or over-the-counter options or other instruments based on the index stock, and/or

•	may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the New York Stock Exchange, the American Stock Exchange or other components of the U.S. equity market.

We and/or our affiliates may acquire a long or short position in securities similar to the reverse exchangeable notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We and/or our affiliates may close out a hedge position relating to your notes and perhaps relating to other notes with returns linked to the same index stock. These steps, which could occur on or before the determination date for your notes, are likely to involve sales of the index stock and they may involve sales and/or purchases of listed or over-the-counter options or futures on the index stock or listed or over-the-counter options, futures or other instruments based on the indices designed to track the performance of the New York Stock Exchange, the American Stock Exchange or other components of the U.S. equity market.

The hedging activity discussed above may adversely affect the market value of your notes from time to time and the value of the consideration that we will deliver on your notes at maturity. See “Additional Risk Factors Specific to Your Notes — Trading and Other Transactions by Goldman Sachs in the Index Stock May Impair the Value of Your Notes” and “— Our Business Activities May Create Conflicts of Interest Between Your Interests in the Notes and Us” above for a discussion of these adverse effects.

INDEX STOCK ISSUER

In the relevant pricing supplement, we will provide summary information on the business of the index stock issuer based on its publicly available documents.

Where Information About the Index Stock
Issuer Can Be Obtained

The index stock will be registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed with the SEC can be inspected and copied at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, information filed by the index stock issuer with the SEC electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov.   Information filed with the SEC by the index stock issuer under the Exchange Act can be located by referencing its SEC file number, which will be specified in the relevant pricing supplement.

Information about the index stock issuer may also be obtained from other sources such as press releases, newspaper articles and other publicly disseminated documents.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the index stock issuer with the SEC.

We Will Obtain the Information About the
Index Stock Issuer in the Relevant Pricing
Supplement from the Index Stock Issuer’s
Public Filings

The relevant pricing supplement will relate only to your notes and will not relate to the index stock or other securities of the index stock issuer. We will derive all information about the index stock issuer in the relevant pricing supplement from the publicly available documents referred to in the preceding subsection. We will not participate in the preparation of any of those documents or make any “due diligence” investigation or inquiry with respect to the index stock issuer in connection with the offering of your notes. We will not make any representation that any publicly available document or any other publicly available information about the index stock issuer is accurate or complete. Furthermore, we will not know whether all events occurring before the date of the relevant pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above, the trading price of the index stock and, therefore, the cash settlement amount — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the index stock issuer could affect the value you will receive at maturity and, therefore, the market value of your notes.

Neither we nor any of our affiliates will make any representation to you as to the performance of the index stock.

We or any of our affiliates may currently or from time to time engage in business with the index stock issuer, including making loans to or equity investments in the index stock issuer or providing advisory services to the index stock issuer, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the index stock issuer and, in addition, one or more of our affiliates may publish research reports about the index stock issuer. As an investor in your notes, you should undertake such independent investigation of the index stock issuer as in your judgment is appropriate to make an informed decision with respect to an investment in your notes.

Historical Trading Price Information

We may provide historical price information on the index stock in the relevant pricing supplement. You should not take any such historical prices of the index stock as an indication of future performance. We cannot give you any assurance that the price of the index stock will not decrease for you to receive an amount equal to the face amount of your notes at maturity.

Because the cash settlement amount on your notes is linked to the closing price of the index stock on the determination date and is to be determined under a formula that caps the rate of return on your notes, the principal of your notes is not protected and the rate of return on your notes may be less than that on the index stock over a comparable period. See “Additional Risk Factors Specific to Your Notes — The Principal of Your Notes Will Not Be Protected” above for more information about this risk.

SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus with respect to United States holders and United States alien holders. It applies only to those United States holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sullivan & Cromwell LLP, counsel to The Goldman Sachs Group, Inc. In addition, it is the opinion of Sullivan & Cromwell LLP that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law. No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN YOUR NOTES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

United States Holders.  The United States federal income tax treatment of your Notes will depend on whether (i) the term of your notes exceeds one year, (ii) the term of your notes will only exceed one year due to a market disruption event, or (iii) the term of your notes will not exceed one year, even in the event of a market disruption event. Accordingly, we set forth a separate subsection for each of the situations described in the previous sentence.

Where the term of your notes exceeds
one year

General

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your notes as an investment unit consisting of (i) a non-contingent debt instrument issued by us to you (the “Debt Portion”) and (ii) a put option with respect to the index stock written by you and purchased by us (the “Put Option”). The terms of your notes require you and us (in the absence of an administrative determination or a judicial ruling to the contrary) to treat your notes for all tax purposes as an investment unit consisting of the Debt Portion and Put Option. By purchasing your notes, you agree to these terms. However, no statutory, judicial or administrative authority directly discusses how your notes should be treated for United States federal income tax purposes. As a result, the United States federal income tax consequences of your investment in the notes are highly uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Treatment as an Investment Unit

If your notes are properly treated as an investment unit consisting of a Debt Portion and Put Option, it is likely that the Debt Portion of your notes would be treated as having been issued for the principal amount of the notes and that interest payments on the notes would be treated in part as payments of interest and in part as payments for the Put Option. Amounts treated as interest would be included in income in accordance with your regular method of accounting for interest for United States federal income tax purposes. Amounts treated as payment for the Put Option would be deferred and would either be included in income by you upon the maturity or sale of your notes, or would reduce the basis of any stock you receive upon the maturity of your notes. The terms of your notes require you and us to treat the Interest Payment (as defined in the relevant pricing supplement) as payment of interest on the Debt Portion and the Put Option Payment (as defined in the relevant Pricing Supplement) as payment for the Put Option.

If you were to receive a cash payment of the full principal amount of your notes upon the maturity of your notes, such payment would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the lapse of the Put Option which would likely result in your recognition of short-term capital gain in an amount equal to the amount paid to you for the Put Option and deferred as described in the preceding paragraph. If you were to receive a cash payment of less than the full principal amount of your notes, such payment would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the cash settlement of the Put Option pursuant to which you paid us an amount equal to the excess of the principal amount of your notes over the amount that you received upon the maturity of your notes. If the amount paid to you for the Put Option and deferred as described in the preceding paragraph were greater than the amount you were deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital gain in an amount equal to such excess. Conversely, if the amount paid to you for the Put Option and deferred as described in the preceding paragraph is less than the amount you are deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital loss equal to such difference.

If, instead of making a cash payment to you, we were to exchange your notes for shares of index stock that is equal to the full principal amount of your notes, the receipt of such stock upon the maturity of your notes would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the lapse of the Put Option which would likely result in your recognition of short-term capital gain in an amount equal to the amount paid to you for the Put Option and deferred as described in the second preceding paragraph. The United States federal income tax basis of the shares of stock you receive would equal the principal amount of your notes.

If we were to exchange your notes for shares of the index stock that is less than the full principal amount of your notes, the receipt of such stock upon the maturity of your notes would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would likely not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the exercise by us of the Put Option and your purchase of the shares of stock you receive for an amount equal to the principal amount of your notes. The United States federal income tax basis of the shares of stock you receive would equal the principal amount of your notes less the amount of payments you received for the Put Option and deferred as described in the third preceding paragraph.

The holding period in the shares of stock you receive would begin the day you beneficially receive such shares of stock. If you receive cash in lieu of a fractional share of stock, you will be treated as having received such fractional share and then having received cash in exchange for such fractional share. You generally will recognize gain or loss based on the difference between the amount of cash received in lieu of the fractional share and the United States federal income tax basis allocated to such fractional share.

Upon the sale of your notes prior to maturity, you would be required to apportion the value of the amount you receive between the Debt Portion and Put Option on the basis of the values thereof on the date of the sale. You would recognize gain or loss with respect to the Debt Portion in an amount equal to the difference between (i) the amount apportioned to the Debt Portion and (ii) your adjusted United States federal income tax basis in the Debt Portion (which would generally be equal to the principal amount of your notes if you are an initial purchaser of your notes). Except to the extent attributable to accrued but unpaid interest with respect to the Debt Portion, such gain or loss would be long-term capital gain or loss if your holding period is greater than one year. The amount of cash that you receive that is apportioned to the Put Option (together with any amount of premium received in respect thereof and deferred as described in the third preceding paragraph) would be treated as short-term capital gain. If the value of the Debt Portion on the date of the sale of your notes is in excess of the amount you receive upon such sale, you would likely be treated as having made a payment (to the purchaser in the case of a sale) equal to the amount of such excess in order to extinguish your rights and obligations under the Put Option. In such a case, you would likely recognize short-term capital gain or loss in an amount equal to the difference between the premium you previously received in respect of the Put Option and the amount of the deemed payment made by you to extinguish the Put Option.

If you are a secondary purchaser of your notes, you would be required to allocate your purchase price for your notes between the Debt Portion and Put Option based on the respective fair market values of each on the date of purchase. If, however, the portion of your purchase price allocated to the Debt Portion is at a discount from, or is in excess of, the principal amount of your notes, you may be subject to the market discount or amortizable bond premium rules described in the accompanying prospectus under “United States Taxation — United States Holders — Market Discount” and “United States Taxation — United States Holders — Notes Purchased at a Premium” with respect to the Debt Portion. The portion of your purchase price that is allocated to the Put Option would likely be offset for tax purposes against amounts you subsequently receive with respect to the Put Option (including amounts received upon a sale of the notes that are attributable to the Put Option), thereby reducing the amount of gain or increasing the amount of loss you would recognize with respect to the Put Option or with respect to the sale of any index stock you receive upon the exercise of the Put Option. If, however, the portion of your purchase price allocated to the Debt Portion as described above is in excess of your purchase price for your notes, you would likely be treated for tax purposes as having received a payment for the Put Option (which will be deferred as described in the fourth preceding paragraph) in an amount equal to such excess.

Alternative Characterizations

There is no judicial or administrative authority discussing how your notes should be treated for United States federal income tax purposes. Therefore, other treatments would also be reasonable and the Internal Revenue Service might assert that treatment other than that described above is more appropriate. For example, it would be reasonable to treat your notes, and the Internal Revenue Service might assert that your notes should be treated, as a single debt instrument subject to the rules concerning contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield — i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your note — and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

If the rules governing contingent payment obligations apply, you would recognize gain or loss upon the sale or maturity of your notes — including if you receive index stock at that time — in an amount equal to the difference, if any, between the fair market value of the amount you receive at that time — which, in the case of index stock, would equal the fair market value of the index stock at the stated maturity date — and your adjusted basis in your notes. In general, your adjusted basis in your notes would equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes, in accordance with the comparable yield and the projected payment schedule for your notes, and decreased by the amount of interest payments you received with respect to your notes. Your holding period in any index stock you receive upon the maturity of your notes would begin on the day after the stated maturity date.

If the rules governing contingent payment obligations apply, any gain you recognize upon the sale or maturity of your notes would be ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and thereafter, as capital loss.

If the rules governing contingent payment obligations apply, special rules would apply to persons who purchase notes at a price other than the adjusted issue price as determined for tax purposes.

Where the term of your notes will only
exceed one year due to a market
disruption event

General

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your notes as an investment unit consisting of (i) a non-contingent debt instrument subject to the rules governing short-term debt instruments (as described under “United States Taxation — United States Holders — Short-Term Notes” in the accompanying prospectus) issued by us to you (the “Debt Portion”) and (ii) a put option with respect to the index stock written by you and purchased by us (the “Put Option”). The terms of your notes require you and us (in the absence of an administrative determination or a judicial ruling to the contrary) to treat your notes for all tax purposes as an investment unit consisting of the Debt Portion and Put Option. By purchasing your notes, you agree to these terms. However, no statutory, judicial or administrative authority directly discusses how your notes should be treated for United States federal income tax purposes. As a result, the United States federal income tax consequences of your investment in the notes are highly uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Treatment as an Investment Unit

If your notes are properly treated as an investment unit consisting of a Debt Portion and Put Option, it is likely that the Debt Portion of your notes would be treated as having been issued for the principal amount of the notes and that interest payments on the notes would be treated in part as payments of interest and in part as payments for the Put Option. Amounts treated as interest would likely be subject to the rules governing short-term debt instruments (as described under “United States Taxation — United States Holders — Short-Term Notes” in the accompanying prospectus). Amounts treated as payment for the Put Option would be deferred and would either be included in income by you upon the maturity or sale of your notes, or would reduce the basis of any stock you receive upon the maturity of your notes. The terms of your notes require you and us to treat the Interest Payment (as defined in the relevant pricing supplement) as payment of interest on the Debt Portion and the Put Option Payment as payment for the Put Option.

If you were to receive a cash payment of the full principal amount of your notes upon the maturity of your notes, such payment would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the lapse of the Put Option which would likely result in your recognition of short-term capital gain in an amount equal to the amount paid to you for the Put Option and deferred as described in the preceding paragraph. If you were to receive a cash payment of less than the full principal amount of your notes, such payment would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the cash settlement of the Put Option pursuant to which you paid us an amount equal to the excess of the principal amount of your notes over the amount that you received upon the maturity of your notes. If the amount paid to you for the Put Option and deferred as described in the preceding paragraph were greater than the amount you were deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital gain in an amount equal to such excess. Conversely, if the amount paid to you for the Put Option and deferred as described in the preceding paragraph is less than the amount you are deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital loss equal to such difference.

If, instead of making a cash payment to you, we were to exchange your notes for shares of index stock that is equal to the full principal amount of your notes, the receipt of such stock upon the maturity of your notes would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the lapse of the Put Option which would likely result in your recognition of short-term capital gain in an amount equal to the amount paid to you for the Put Option and deferred as described in the second preceding paragraph. The United States federal income tax basis of the shares of stock you receive would equal the principal amount of your notes.

If we were to exchange your notes for shares of the index stock that is less than the full principal amount of your notes, the receipt of such stock upon the maturity of your notes would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would likely not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the exercise by us of the Put Option and your purchase of the shares of stock you receive for an amount equal to the principal amount of your notes. The United States federal income tax basis of the shares of stock you receive would equal the principal amount of your notes less the amount of payments you received for the Put Option and deferred as described in the third preceding paragraph.

The holding period in the shares of stock you receive would begin the day you beneficially receive such shares of stock. If you receive cash in lieu of a fractional share of stock, you will be treated as having received such fractional share and then having received cash in exchange for such fractional share. You generally will recognize gain or loss based on the difference between the amount of cash received in lieu of the fractional share and the United States federal income tax basis allocated to such fractional share.

Upon the sale of your notes prior to maturity, you would be required to apportion the value of the amount you receive between the Debt Portion and Put Option on the basis of the values thereof on the date of the sale. You would recognize gain or loss with respect to the Debt Portion in an amount equal to the difference between (i) the amount apportioned to the Debt Portion and (ii) your adjusted United States federal income tax basis in the Debt Portion (which would generally be equal to the principal amount of your notes if you are an initial purchaser of your notes). Except to the extent attributable to accrued but unpaid interest with respect to the Debt Portion, such gain or loss would be short-term capital gain or loss (unless, due to a market disruption event, your holding period for your notes exceeds one year). The amount of cash that you receive that is apportioned to the Put Option (together with any amount of premium received in respect thereof and deferred as described in the third preceding paragraph) would be treated as short-term capital gain. If the value of the Debt Portion on the date of the sale of your notes is in excess of the amount you receive upon such sale, you would likely be treated as having made a payment (to the purchaser in the case of a sale) equal to the amount of such excess in order to extinguish your rights and obligations under the Put Option. In such a case, you would likely recognize short-term capital gain or loss in an amount equal to the difference between the premium you previously received in respect of the Put Option and the amount of the deemed payment made by you to extinguish the Put Option.

If you are a secondary purchaser of your notes, you would be required to allocate your purchase price for your notes between the Debt Portion and Put Option based on the respective fair market values of each on the date of purchase. If the portion of your purchase price allocated to the Debt Portion is in excess of the principal amount of your notes, you may be subject to the amortizable bond premium rules described in the accompanying prospectus under “United States Taxation — United States Holders — Notes Purchased at a Premium” with respect to the Debt Portion. The portion of your purchase price that is allocated to the Put Option would likely be offset for tax purposes against amounts you subsequently receive with respect to the Put Option (including amounts received upon a sale of the notes that are attributable to the Put Option), thereby reducing the amount of gain or increasing the amount of loss you would recognize with respect to the Put Option or with respect to the sale of any stock you receive upon the exercise of the Put Option. If, however, the portion of your purchase price allocated to the Debt Portion as described above is in excess of your purchase price for your notes, you would likely be treated for tax purposes as having received a payment for the Put Option (which will be deferred as described in the fourth preceding paragraph) in an amount equal to such excess.

Alternative Characterizations

There is no judicial or administrative authority discussing how your notes should be treated for United States federal income tax purposes. Therefore, other treatments would also be reasonable and the Internal Revenue Service might assert that treatment other than that described above is more appropriate. For example, it would be reasonable to treat your notes, and the Internal Revenue Service might assert that your notes should be treated, as a single debt instrument as described in “United States Taxation — United States Holders” in the accompanying prospectus. Pursuant to such characterization, the notes would likely be subject to the rules concerning short-term debt instruments as described under the heading “United States Taxation — United States Holders — Short-Term Notes” therein or possibly as a contingent payment debt instrument.

Where the term of the notes will not exceed one year, even in the event of a market disruption event.

General

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your notes as an investment unit consisting of (i) a non-contingent debt instrument subject to the rules governing short-term debt instruments (as described under “United States Taxation — United States Holders — Short-Term Notes” in the accompanying prospectus) issued by us to you (the “Debt Portion”) and (ii) a put option with respect to the index stock written by you and purchased by us (the “Put Option”). The terms of your notes require you and us (in the absence of an administrative determination or a judicial ruling to the contrary) to treat your notes for all tax purposes as an investment unit consisting of the Debt Portion and Put Option. By purchasing your notes, you agree to these terms. However, no statutory, judicial or administrative authority directly discusses how your notes should be treated for United States federal income tax purposes. As a result, the United States federal income tax consequences of your investment in the notes are highly uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Treatment as an Investment Unit

If your notes are properly treated as an investment unit consisting of a Debt Portion and Put Option, it is likely that the Debt Portion of your notes would be treated as having been issued for the principal amount of the notes and that interest payments on the notes would be treated in part as payments of interest and in part as payments for the Put Option. Amounts treated as interest would be subject to the rules governing short-term debt instruments (as described under “United States Taxation — United States Holders — Short-Term Notes” in the accompanying prospectus). Amounts treated as payment for the Put Option would be deferred and would either be included in income by you upon the maturity or sale of your notes, or would reduce the basis of any stock you receive upon the maturity of your notes. The terms of your notes require you and us to treat the Interest Payment (as defined in the relevant pricing supplement) as payment of interest on the Debt Portion and the Put Option Payment as payment for the Put Option.

If you were to receive a cash payment of the full principal amount of your notes upon the maturity of your notes, such payment would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the lapse of the Put Option which would likely result in your recognition of short-term capital gain in an amount equal to the amount paid to you for the Put Option and deferred as described in the preceding paragraph. If you were to receive a cash payment of less than the full principal amount of your notes, such payment would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the cash settlement of the Put Option pursuant to which you paid us an amount equal to the excess of the principal amount of your notes over the amount that you received upon the maturity of your notes. If the amount paid to you for the Put Option and deferred as described in the preceding paragraph were greater than the amount you were deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital gain in an amount equal to such excess. Conversely, if the amount paid to you for the Put Option and deferred as described in the preceding paragraph is less than the amount you are deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital loss equal to such difference.

If, instead of making a cash payment to you, we were to exchange your notes for shares of index stock that is equal to the full principal amount of your notes, the receipt of such stock upon the maturity of your notes would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the lapse of the Put Option which would likely result in your recognition of short-term capital gain in an amount equal to the amount paid to you for the Put Option and deferred as described in the second preceding paragraph. The United States federal income tax basis of the shares of stock you receive would equal the principal amount of your notes.

If we were to exchange your notes for shares of the index stock that is less than the full principal amount of your notes, the receipt of such stock upon the maturity of your notes would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would likely not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the exercise by us of the Put Option and your purchase of the shares of stock you receive for an amount equal to the principal amount of your notes. The United States federal income tax basis of the shares of stock you receive would equal the principal amount of your notes less the amount of payments you received for the Put Option and deferred as described in the third preceding paragraph.

The holding period in the shares of stock you receive would begin the day you beneficially receive such shares of stock. If you receive cash in lieu of a fractional share of stock, you will be treated as having received such fractional share and then having received cash in exchange for such fractional share. You generally will recognize gain or loss based on the difference between the amount of cash received in lieu of the fractional share and the United States federal income tax basis allocated to such fractional share.

Upon the sale of your notes prior to maturity, you would be required to apportion the value of the amount you receive between the Debt Portion and Put Option on the basis of the values thereof on the date of the sale. You would recognize gain or loss with respect to the Debt Portion in an amount equal to the difference between (i) the amount apportioned to the Debt Portion and (ii) your adjusted United States federal income tax basis in the Debt Portion (which would generally be equal to the principal amount of your notes if you are an initial purchaser of your notes). Except to the extent attributable to accrued but unpaid interest with respect to the Debt Portion, such gain or loss would be short-term capital gain or loss. The amount of cash that you receive that is apportioned to the Put Option (together with any amount of premium received in respect thereof and deferred as described in the third preceding paragraph) would be treated as short-term capital gain. If the value of the Debt Portion on the date of the sale of your notes is in excess of the amount you receive upon such sale, you would likely be treated as having made a payment (to the purchaser in the case of a sale) equal to the amount of such excess in order to extinguish your rights and obligations under the Put Option. In such a case, you would likely recognize short-term capital gain or loss in an amount equal to the difference between the premium you previously received in respect of the Put Option and the amount of the deemed payment made by you to extinguish the Put Option.

If you are a secondary purchaser of your notes, you would be required to allocate your purchase price for your notes between the Debt Portion and Put Option based on the respective fair market values of each on the date of purchase. If the portion of your purchase price allocated to the Debt Portion is in excess of the principal amount of your notes, you may be subject to the amortizable bond premium rules described in the accompanying prospectus under “United States Taxation — United States Holders — Notes Purchased at a Premium” with respect to the Debt Portion. The portion of your purchase price that is allocated to the Put Option would likely be offset for tax purposes against amounts you subsequently receive with respect to the Put Option (including amounts received upon a sale of the notes that are attributable to the Put Option), thereby reducing the amount of gain or increasing the amount of loss you would recognize with respect to the Put Option or with respect to the sale of any stock you receive upon the exercise of the Put Option. If, however, the portion of your purchase price allocated to the Debt Portion as described above is in excess of your purchase price for your notes, you would likely be treated for tax purposes as having received a payment for the Put Option (which will be deferred as described in the fourth preceding paragraph) in an amount equal to such excess.

Alternative Characterizations

There is no judicial or administrative authority discussing how your notes should be treated for United States federal income tax purposes. Therefore, other treatments would also be reasonable and the Internal Revenue Service might assert that treatment other than that described above is more appropriate. For example, it would be reasonable to treat your notes, and the Internal Revenue Service might assert that your notes should be treated, as a single debt instrument as described in “United States Taxation — United States Holders” in the accompanying prospectus. Pursuant to such characterization, the notes would be subject to the rules concerning short-term debt instruments as described under the heading “United States Taxation — United States Holders — Short-Term Notes” therein.

Wash Sale Rules

If you sell shares of the index stock prior or subsequent to your purchase of the notes, you will not be subject to any restriction or limitation with respect to the recognition of loss, if any, for federal income tax purposes upon such sale as a result of your purchase of the notes.

Backup Withholding and
Information Reporting

Please see the discussion under “United States Taxation — Backup Withholding and Information Reporting — United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.

United States Alien Holders.  If you are a United States alien holder, you generally will not be subject to United States withholding tax or to generally applicable information reporting and backup withholding requirements with respect to payments on your notes as long as you comply with certain certification and identification requirements as to your foreign status (as described in the accompanying prospectus under “United States Taxation — United States Alien Holders” and under “United States Taxation — Backup Withholding and Information Reporting — United States Alien Holders.” You may be subject to United States federal income tax and/or withholding tax on your disposition of any stock that you may receive upon maturity if such stock is treated as a United States real property interest and either (i) such stock is not regularly traded on an established securities market prior to your disposition, or you constructively held more than 5% of such stock at some time prior to your disposition.

As discussed above, alternative characterizations of your notes for United States federal income tax purposes are possible. Should an alternative characterization of your notes, by reason of a change or a clarification of law, by regulation or otherwise, cause payments with respect to your notes to become subject to withholding tax, we will withhold at the applicable statutory rate and we will not make payments of any additional amounts. If you are a prospective United States alien holder of notes, you should consult your own tax advisor in this regard.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption is available to the transaction. The Goldman Sachs Group, Inc. and certain of its affiliates each may be considered a “party in interest” or a “disqualified person” with respect to many employee benefit plans, and, accordingly, prohibited transactions may arise if the notes are acquired by a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under an exemption in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less nor pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA. The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the Plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and no advice provided by The Goldman Sachs Group, Inc. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the notes, you should consult your legal counsel.

SUPPLEMENTAL PLAN OF DISTRIBUTION

With respect to each reverse exchangeable note to be issued, The Goldman Sachs Group, Inc. will agree to sell to Goldman, Sachs & Co., and Goldman, Sachs & Co. will agree to purchase from The Goldman Sachs Group, Inc., the face amount of the notes specified, at the price specified under “Net proceeds to the issuer”, in the relevant pricing supplement. Goldman, Sachs & Co. intends to resell each note it purchases at the original issue price specified in the relevant pricing supplement. In the future, Goldman, Sachs & Co. or other affiliates of The Goldman Sachs Group, Inc. may repurchase and resell outstanding notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or a solicitation of an offer to buy the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Prospectus Supplement

Page

Additional Risk Factors Specific to Your Notes	S-3
General Terms of the Reverse Exchangeable Notes	S-8
Hypothetical Returns on Your Notes	S-21
Use of Proceeds and Hedging	S-22
Index Stock Issuer	S-23
Supplemental Discussion Of Federal Income Tax Consequences	S-25
Employee Retirement Income Security Act	S-34
Supplemental Plan of Distribution	S-35
Prospectus Supplement dated December 5, 2006
Use of Proceeds	S-2
Description of Notes We May Offer	S-3
United States Taxation	S-20
Employee Retirement Income Security Act	S-20
Supplemental Plan of Distribution	S-21
Validity of the Notes	S-23
Prospectus dated December 5, 2006
Available Information	2
Prospectus Summary	4
Use of Proceeds	8
Description of Debt Securities We May Offer	9
Description of Warrants We May Offer	31
Description of Purchase Contracts We May Offer	47
Description of Units We May Offer	52
Description of Preferred Stock We May Offer	57
The Issuer Trusts	64
Description of Capital Securities and Related Instruments	66
Description of Capital Stock of The Goldman Sachs Group, Inc.	88
Legal Ownership and Book-Entry Issuance	93
Considerations Relating to Securities Issued in Bearer Form	99
Considerations Relating to Indexed Securities	103
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	106
Considerations Relating to Capital Securities	109
United States Taxation	112
Plan of Distribution	135
Employee Retirement Income Security Act	138
Validity of the Securities	139
Experts	139
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	140

The Goldman Sachs
Group, Inc.

Reverse Exchangeable Notes

Medium-Term Notes, Series B

Goldman, Sachs & Co.